UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    November 6, 2013

Lakes Entertainment, Inc.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota ____________________ (State or other jurisdiction of incorporation)	0-24993 ____________________ (Commission File Number)	41-1913991 ____________________ (IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota ____________________________________________ (Address of principal executive offices)		55305 ________ (Zip Code)

Registrant’s telephone number, including area code:                    (952) 449-9092

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2013, Lakes Entertainment, Inc. (“Lakes”) entered into an Employment Agreement with Lyle Berman, Chief Executive Officer of Lakes (“Berman Agreement”). The term of the Berman Agreement is 36 months, renewable for successive additional two year terms if not terminated by either party. Mr. Berman shall be compensated at an annual rate of $500,000 or such other amount as may be determined by Lakes. Mr. Berman shall also be entitled to participate in Lakes’s incentive compensation program, and shall be provided benefits that are provided to other named executive officers of Lakes. If Lakes terminates the Berman Agreement for any reason except for cause or as a result of a change of control, Mr. Berman shall be entitled to a severance payment, equal to his base salary plus the equivalent of bonus or incentive compensation (based on the average bonus percent rate for the two fiscal years preceding the termination), for 24 months or the period of time remaining in the term of the Berman Agreement, whichever is longer. Additionally, for such period, Mr. Berman shall continue to be entitled to all medical and dental insurance benefits of the type that he received immediately prior to the date of such termination. Further, any outstanding options to purchase shares of stock in Lakes shall immediately vest and become immediately exercisable for a period ending on the earlier of three years after the date of termination or the expiration of the options.

If Mr. Berman is terminated within three years following a change of control without cause, Mr. Berman shall receive a lump sum payment equal to two times Mr. Berman’s annual compensation (as defined in the Berman Agreement), all outstanding options to purchase shares of stock in Lakes shall immediately vest and become immediately exercisable for a period ending on the earlier of three years after the date of termination or the expiration of the options, and Lakes shall use its best efforts to convert any then existing life insurance and accidental death and disability insurance policies to individual policies in the name of Mr. Berman.

The Berman Agreement further includes a prohibition, for the two years after Mr. Berman’s termination, against soliciting any person or entity doing business with Lakes or any active prospect of Lakes for the purpose of diverting Lakes’s business.

Also on November 6, 2013, Lakes entered into an Employment Agreement with Timothy J. Cope, President and Chief Financial Officer of Lakes, on the same terms and conditions as the Berman Agreement, except that Mr. Cope’s annual base compensation shall be $350,000 or such other amount as may be determined by Lakes.

A copy of these agreements are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	Employment Agreement by and between Lakes Entertainment, Inc. and Lyle Berman, dated November 6, 2013.

10.2	Employment Agreement by and between Lakes Entertainment, Inc. and Timothy J. Cope, dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: November 8, 2013	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer